UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Business Development Corporation of America II
(Exact Name of Registrant as Specified in Its Charter)

Maryland	61-1735888
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-197447

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of Business Development Corporation of America II (the “Registrant”). The description of the shares of common stock contained in the sections entitled “Description of Our Securities,” “Suitability Standards,” “Share Repurchase Program” “Distribution Reinvestment Plan,” and “Distributions” in the Prospectus included in the Registration Statement on Form N-2 (File No. 333-197447), filed with the Securities and Exchange Commission on July 16, 2014 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-197447) and are hereby incorporated herein by reference:

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of the Registrant (Incorporated by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on August 29, 2014 (Registration No. 333-197447))

3.2	Bylaws of the Registrant (Incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on August 29, 2014 (Registration No. 333-197447))

10.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 filed on August 29, 2014 (Registration No. 333-197447))

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED: September 8, 2014

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chief Executive Officer and Chairman of the Board